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    LAND COURT SYSTEM             REGULAR SYSTEM
- - -------------------------------------------------------------------------------
AFTER RECORDATION, RETURN BY MAIL (  ) PICK UP (  )

    FIRST HAWAIIAN BANK
    1132 Bishop Street, 19th Floor
    Honolulu, Hawaii  96813
    Attention: Commercial Real Estate Dept.

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Tax Map Key: See Exhibit "A" attached hereto

                              NEGATIVE PLEDGE AGREEMENT

KNOW ALL MEN BY THESE PRESENTS THAT:
         SCHULER HOMES, INC., a Delaware corporation, hereinafter called the "Company", in order to induce FIRST HAWAIIAN BANK, a Hawaii corporation, whose address is 1132 Bishop Street, Honolulu, Hawaii 96813 (hereinafter called the "Agent"), as agent for Bank of America NT&SA, NBD Bank, Bank of Boston, Bank of Hawaii and First Hawaiian Bank (collectively called the "Banks"), to lend to the Company the sum of $110,000,000.00, pursuant to the terms and conditions contained in that certain Credit Agreement dated March 29, 1996, executed by the Company, the Agent and the Banks (the "Credit Agreement") hereby warrants and represents to the Banks that the Company owns the real property more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Property") and agrees that, unless waived in writing by the "Majority

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Banks" (as defined in the Credit Agreement), the Company shall not create, incur, assume, or suffer to exist any lien, encumbrance, mortgage, security interest, pledge, or charge of any kind (including. without limitation, any negative pledge, or any "secret", "springing", or other unrecorded lien) upon any of the Property or any of its assets of any character, whether now owned or hereafter acquired, or transfer any of the Property or any of such assets for the purpose of subjecting the same to the payment of any indebtedness or performance of any other obligation, or acquire or have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement; provided, however, that the Company may create or incur or suffer to be created or incurred or to exist: (i) liens for taxes or assessments for governmental charges or levies if payment thereof shall not at the time be required to be made; (ii) liens in respect of pledges and deposits under workers' compensation laws or similar legislation, and in respect of pledges or deposits in connection with appeal or similar bonds incidental to the conduct of litigation; (iii) liens incidental to the conduct of the business of the Company not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its assets or property; (iv) mechanics' and materialmen's liens which have attached pursuant to Chapter 507, Hawaii Revised Statutes, as long as the Company has filed a bond, sufficient to discharge such lien, with the clerk of the applicable circuit court, as provided in Section 507-43, Hawaii Revised Statutes; and (v) liens specifically allowed with respect to "Permitted Indebtedness" (as defined in the Credit Agreement).

         This Negative Pledge Agreement shall be automatically released with respect to any portion of the Property upon the conveyance of such portion of the Property to a "Third Party Purchaser". As used herein, the term "Third Party Purchaser" shall mean any


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individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or governmental authority, other than (i) Schuler Homes, Inc., Schuler Realty/Maui, Inc., Schuler Realty/Oahu, Inc., Lokelani Construction Corporation, Aina Kihei Partners, Waiakoa Estates Subdivision Joint Venture, Iao Partners, Wahiawa Lands General Partnership, James K. Schuler, Pamela S. Jones, Harvey L. Goth, Michael T. Jones, Peter M. Aiello, Douglas M. Tonokawa, Mary K. Flood, and Gerry R. Wilson; PROVIDED, that the Agent may supplement this list by recording (and the Agent shall have the right to unilaterally record) a Supplement to Negative Pledge Agreement which shall include the names of other individuals, partnerships, corporations, business trusts, joint stock companies, trusts, unincorporated associations, and joint ventures which are not to be considered "Third Party Purchasers". The Company will provide the Agent within a reasonable time with Tax Map Key numbers and (if applicable) Transfer Certificate of Title numbers for any real property acquired by the Company after the date of this Agreement, and the Agent may supplement the description of the "Property" contained herein by recording (and the Agent shall have the right to unilaterally record) a Supplement to Negative Pledge Agreement which shall include a description of all such after-acquired property.

         AND the Company agrees that a default by the Company under this Agreement will constitute an "Event of Default" under and as defined in the Credit Agreement, and the Agent will thereupon be entitled to enforce all of the remedies set forth in Section 8.02 of the Credit Agreement.

         This Agreement, which is expressly intended for the benefit and protection of the Banks, their successors and assigns, and the Agent, as agent for the Banks, shall remain in full force and effect until (a) all amounts payable under the Credit Agreement above shall have been paid in full and the obligations of the Banks thereunder shall have terminated or

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(b) until twenty-one (21) years following the death of William Jefferson
Clinton, the current President of the United States of America, whichever first occurs.
         IN WITNESS WHEREOF, the Company has executed these presents this 29th day of March, 1996.


                                       SCHULER HOMES, INC.



                             By /s/ Pamela S. Jones
                                ----------------------------------------------

                                  Name: Pamela S. Jones
                                  Title: Senior Vice President - Finance &
                                            Chief Financial Officer



                                                                     "Company"

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STATE OF HAWAII              )
                             )  SS:
CITY AND COUNTY OF HONOLULU  )


         On this 25th day of March, 1996, personally appeared Pamela S. Jones, to me personally known, who, being by me duly sworn or affirmed did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.



                                  /s/ Lorraine Takara
                                  --------------------------------------------
                                  Notary Public, State of Hawaii

                                  My commission expires:   June 20, 1997
                                                          --------------------





STATE OF HAWAII              )
                             ) SS:
CITY AND COUNTY OF HONOLULU  )


    On this               day of                                 , 19       ,
personally appeared
                                               , to me personally known, who,
being by me duly sworn or affirmed did say that such person(s) executed the foregoing instrument as the free act and deed of such person(s), and if applicable, in the capacity shown, having been duly authorized to execute such instrument in such capacity.





                                  Notary Public, State of Hawaii

                                  My commission expires: